Exhibit 10.1

APPLE INC.

NON-EMPLOYEE DIRECTOR STOCK PLAN

(as amended and restated as of February 13, 2018)

On November 13, 2017, the Board adopted this amended and restated Non-Employee Director Stock Plan (formerly known as the 1997 Director Stock Option Plan and the 1997 Director Stock Plan, and, as renamed, the “Plan”), subject to approval by the Company’s shareholders at the Annual Meeting on February 13, 2018. For the terms and conditions of the Plan applicable to an Award, refer to the version of the Plan in effect as of the date such Award was granted.

1.

PURPOSES. The purposes of the Plan are to retain the services of qualified individuals who are not employees of the Company to serve as members of the Board and to secure for the Company the benefits of the incentives inherent in increased Common Stock ownership by such individuals by granting such individuals Awards in respect of Shares.

2.

ADMINISTRATION. The Administrator shall be responsible for administering the Plan. Subject to the provisions of the Plan, the Administrator shall have the full authority, in its sole discretion, to take any actions it deems necessary or advisable for the administration of the Plan, including but not limited to:

(a)	determining the Fair Market Value for purposes of any Award;

(b)	approving any forms of Award Agreements to be used under the Plan;

(c)	amending any outstanding Awards;

(d)	construing and interpreting the Plan and any agreements defining the rights and obligations of the Company and Non-Employee Directors under the Plan;

(e)	correcting any defect, supplying any omission or reconciling any inconsistency in the Plan or any Award Agreement;

(f)	adopting such rules or guidelines as it deems appropriate to implement the Plan;

(g)	authorizing any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously authorized by the Administrator or the Plan;

(h)

adjusting the number of shares subject to any Award, adjusting the price of any or all outstanding Options or otherwise changing previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate;

(i)	determining whether, and the extent to which, adjustments are required pursuant to Section 7 hereof; and

(j)	making all other decisions relating to the operation of the Plan.

Each interpretation, determination, or other action made or taken by the Administrator pursuant to the Plan shall be final and binding on all persons, and the Administrator’s determinations under the Plan need not be the same for all persons. The Administrator shall not be liable for any action or determination made in good faith, and shall be entitled to indemnification and reimbursement in the manner provided in the Company’s Articles of Incorporation and Bylaws as such documents may be amended from time to time.

3.	SHARES AVAILABLE; LIMITS.

(a)

SHARE LIMIT. Subject to the provisions of Section 7, the maximum number of Shares that may be issued under the Plan shall not exceed 11,200,000 Shares (the “Share Limit”). The stock issuable under the Plan shall be authorized and unissued Shares.

(b)

SHARE COUNT. Shares issued pursuant to Restricted Stock Unit Awards shall count against the Share Limit as two (2) Shares for every one (1) Share issued in connection with the Award. Shares issued pursuant to the exercise of Options shall count against the Share Limit as one (1) Share for every one (1) Share to which such exercise relates. If Awards are settled in cash, the shares that would have been delivered had there been no cash settlement shall not be counted against the Share Limit. Except as provided in the next sentence, if Awards are forfeited or are terminated for any reason before settlement or exercise, then the Shares underlying such Awards shall again become available for Awards under the Plan, provided that any one (1) Share subject to a Restricted Stock Unit Award that is forfeited or terminated shall be credited as two (2) Shares when determining the number of Shares that shall again become available for Awards under the Plan. Shares that are exchanged by a Non-Employee Director or withheld by the Company as full or partial payment in connection with any Award under the Plan, as well as any Shares exchanged by a Non-Employee Director or withheld by the Company or one of its Subsidiaries to satisfy the tax withholding obligations related to any Award, shall not be available for subsequent Awards under the Plan.

(c)

LIMIT ON COMPENSATION. In no event shall the compensation payable by the Company to a Non-Employee Director for services performed as a Non-Employee Director, including the grant date value (determined under U.S. generally accepted accounting principles) of Awards, cash retainers, and other compensation, exceed $1,500,000 in the aggregate in any fiscal year.

4.

RESTRICTED STOCK UNITS. Unless otherwise determined by the Administrator, each Non-Employee Director shall receive grants of Restricted Stock Units under the Plan subject to the following provisions of this Section 4 and the terms of any Award Agreement approved by the Administrator:

(a)

ANNUAL GRANTS. On the date of each Annual Meeting immediately following which a Non-Employee Director is serving on the Board, such Non-Employee Director shall be automatically granted an Award of a number of Restricted Stock Units determined by dividing (i) $250,000 (or such other amount as determined by the Board and subject to the limitations of the Plan) by (ii) the Fair Market Value of the Shares on the date of grant, such number to be rounded to the nearest whole number of Restricted Stock Units (each, an “Annual RSU Award”).

(b)

INITIAL GRANTS. Each Non-Employee Director who first becomes a Non-Employee Director at any time other than on the date of an Annual Meeting shall be automatically granted, on the date he or she first becomes a Non-Employee Director, an Award of a number of Restricted Stock Units determined by multiplying (i) the quotient obtained by dividing (A) the dollar amount applied under Section 4(a) with respect to Awards granted at the immediately preceding Annual Meeting by (B) the Fair Market Value of the Shares on the date of grant, by (ii) a fraction (A) the numerator of which shall be the number of days remaining in the 365-day period following the most recent Annual Meeting, and (B) the denominator of which shall be 365 (but in no event shall such fraction be greater than one (1)), such number to be rounded to the nearest whole number of Restricted Stock Units (each, an “Initial RSU Award”); provided, however, that a Non-Employee Director shall not be eligible to receive an Initial RSU Award if either (x) he or she was an employee of the Company or any of its Subsidiaries immediately prior to first becoming a Non-Employee Director, or (y) he or she first becomes a Non-Employee Director at any time on or after the February 1 following the last preceding Annual Meeting.

(c)

VESTING; TERMINATION OF SERVICE. Except as otherwise provided in an Award Agreement at the time of grant, each Annual RSU Award shall fully vest on the February 1 that occurs in the fiscal year of the Company following the fiscal year in which the Award was granted. Each Initial RSU Award shall fully vest on the Vesting Date established for the Annual RSU Awards granted in connection with the last Annual Meeting to occur prior to the grant date of such Initial RSU Award. If the Non-Employee Director ceases to serve as a member of the Board for any reason other than the Non-Employee Director’s death, the Non-Employee Director’s Restricted Stock Units shall terminate to the extent such Restricted Stock Units have not become vested prior to the first date the Non-Employee Director is no longer a member of the Board, and the Non-Employee Director shall have no rights with respect to, or in respect of, such terminated Restricted Stock Units. If the Non-Employee Director ceases to serve as a member of the Board due to his or her death, the Non-Employee Director’s unvested Restricted Stock Units shall fully vest as of the date of the Non-Employee Director’s death.

(d)

SETTLEMENT OF RESTRICTED STOCK UNITS. On or as soon as administratively practical following the applicable Vesting Date (and in all events not later than two and one-half months after the applicable Vesting Date), the Company shall deliver to the Non-Employee Director a number of Shares (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company) equal to the number of Restricted Stock Units that vested on the applicable Vesting Date. Upon settlement of any Restricted Stock Units in accordance with the foregoing provision of this Section 4(d) and settlement of any Dividend Equivalent Right in accordance with Section 4(f), the Non-Employee Director shall have no further rights with respect to any Restricted Stock Units that are so paid.

(e)

SHAREHOLDER RIGHTS. A Non-Employee Director shall have no rights as a shareholder of the Company, no dividend rights (except as expressly set forth in Section 4(f) with respect to Dividend Equivalent Rights) and no voting rights with respect to the Restricted Stock Units or any Shares underlying or issuable in respect of such Restricted Stock Units until such Shares have been issued to the Non-Employee Director pursuant to Section 4(d). Except for any Dividend Equivalent Rights awarded pursuant to Section 4(f) or as provided in Section 7, no adjustment shall be made in respect of any Restricted Stock Units for dividends or distributions or other rights in respect of any share for which the record date is prior to the date upon which the Non-Employee Director shall become the holder of record of Shares related thereto.

(f)

DIVIDEND EQUIVALENT RIGHTS DISTRIBUTIONS. As of any date that the Company pays an ordinary cash dividend on its Common Stock, the Company shall credit the Non-Employee Directors with a dollar amount equal to (i) the per Share cash dividend paid by the Company on its Common Stock on such date, multiplied by (ii) the total number of Restricted Stock Units (including as such total number may be adjusted pursuant to Section 7) subject to the Award that are outstanding immediately prior to the record date for that dividend (a “Dividend Equivalent Right”). Any Dividend Equivalent Rights credited pursuant to the foregoing provisions of this Section 4(f) shall be subject to the same vesting, settlement and other terms, conditions and restrictions as the Restricted Stock Units to which they relate; provided, however, that the amount of any vested Dividend Equivalent Rights shall be paid in cash. No crediting of Dividend Equivalent Rights shall be made pursuant to this Section 4(f) with respect to any Restricted Stock Units which, immediately prior to the record date for that dividend, have either been paid pursuant to Section 4(d) or terminated pursuant to Section 4(c).

5. OPTIONS.

(a)	NO ADDITIONAL GRANTS. No Options shall be granted under the Plan unless and until the Board determines that the grant of Options is in the best interests of the Company and its shareholders.

(b)

EXERCISE PRICE. The per share exercise price of each Option shall not be less than 100% of the Fair Market Value of a Share as of the date of grant of the Option determined in accordance with the provisions of the Plan.

(c)	VESTING. Except as otherwise provided in an Award Agreement at the time of grant, Options shall be fully vested and immediately exercisable on their date of grant.

(d)	TERM OF OPTIONS.

i.	TEN-YEAR TERM. Each Option shall expire ten (10) years from its date of grant, subject to earlier termination as provided herein.

ii.

TERMINATION OF SERVICE. Upon cessation of a Non-Employee Director’s service as a member of the Board for any reason other than death, any of the Non-Employee Director’s Options (or any portion thereof) that is not then vested shall terminate, and the Non-Employee Director shall have no rights with respect to, or in respect of, such terminated Options. If the Non-Employee Director ceases to serve as a member of the Board due to his or her death, the Non-Employee Director’s Options shall fully vest as of the date of the Non-Employee Director’s death.

iii.

EXERCISE FOLLOWING TERMINATIONS OF SERVICE. If a Non-Employee Director ceases to be a member of the Board for any reason other than death, any Options granted to such Non-Employee Director that are exercisable at the time of the Non-Employee Director’s termination may be exercised by such Non-Employee Director at any time within ninety (90) days after the date of such Non-Employee Director’s termination of service, subject to the earlier expiration of such Options as provided for in Section 5(d)(i) above. At the end of such ninety-day period, any unexercised portion of the Option shall expire. If a Non-Employee Director ceases to be a member of the Board by reason of his or her death, all of the Options granted to the Non-Employee Director may be exercised by his or her Beneficiary at any time within three (3) years after the date of the Non-Employee Director’s death, subject to the earlier expiration of such Options as provided for in Section 5(d)(i) above. At the end of such three-year period, any unexercised portion of the Option shall expire.

(e)	TIME AND MANNER OF EXERCISE OF OPTIONS.

i.

NOTICE OF EXERCISE. Subject to the other terms and conditions hereof, a Non-Employee Director may exercise any Option, to the extent such Option is vested, by giving written notice of exercise to the Company; provided, however, that in no event shall an Option be exercisable for a fractional share. The date of exercise of an Option shall be the later of (A) the date on which the Company receives such written notice and (B) the date on which the Non-Employee Director pays the applicable consideration pursuant to Section 5(e)(ii).

ii.

METHOD OF EXERCISE. The consideration to be paid for the Shares to be issued upon exercise of an Option may consist of (A) cash, (B) check, (C) other Shares that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option shall be exercised, (D) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to sell Shares and promptly deliver to the Company the amount of proceeds required to pay the exercise price, or (E) any combination of the foregoing methods of payment. Without limiting the generality of the foregoing, any vested and exercisable Options may also be Net Exercised, to the extent permitted by the Administrator.

iii.

SHAREHOLDER RIGHTS. A Non-Employee Director shall have no rights as a shareholder with respect to any Shares issuable upon exercise of an Option until such Shares shall have been issued to the Non-Employee Director pursuant to Section 5(e), and, except as provided in Section 7, no adjustment shall be made to an Option or Share issued upon the exercise thereof for dividends, distributions or other rights in respect of any Share for which the record date is prior to the date upon which the Non-Employee Director shall become the holder of record thereof.

(f)

ISSUANCE OF SHARES. Subject to the foregoing conditions, as soon as is reasonably practicable after its receipt of a proper notice of exercise and, if applicable, payment of the exercise price of the Option for the number of Shares with respect to which the Option is exercised, the Company shall deliver to the Non-Employee Director (or following the Non-Employee Director’s death, the Beneficiary entitled to exercise the Option), at the principal office of the Company or at such other location as may be acceptable to the Company and the Non-Employee Director (or such Beneficiary), the appropriate number of Shares to be issued in connection with such exercise. Delivery of such Shares shall be evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company, or in such other manner that the Administrator shall specify from time to time. Shares sold in connection with a “cashless exercise” shall be delivered to the broker referred to therein in accordance with procedures established by the Company from time to time.

6.

RESTRICTIONS ON TRANSFER. An Award may not be transferred, pledged, assigned, or otherwise disposed of, except by will or by the laws of descent and distribution; provided, however, that, with the approval of the Administrator, an Award may be transferred to a Non-Employee Director’s family members or to one or more trusts established in whole or in part for the benefit of one or more of such family members. An Option shall be exercisable, during the Non-Employee Director’s lifetime, only by the Non-Employee Director or by the individual or entity to whom the Option has been transferred in accordance with the previous sentence. No assignment or transfer of an Award, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, except by will or the laws of descent and distribution, shall vest in the assignee or transferee any interest or right in the Award, but immediately upon any attempt to assign or transfer the Award the same shall terminate and be of no force or effect.

7. ADJUSTMENTS.

(a)

Upon (or, as may be necessary to effect the adjustment, immediately prior to) any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation or other reorganization; any spin-off, split-up, split-off or extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock, the Administrator shall equitably and proportionately adjust (1) the number and type of Shares (or other securities) that thereafter may be made the subject of Awards (including the Share Limit, maximums and number of Shares set forth elsewhere in the Plan), (2) the number, amount and type of Shares (or other securities or property) subject to any outstanding Awards, (3) the exercise price of any outstanding Options, and/or (4) the securities, cash or other property deliverable upon exercise or settlement of any outstanding Awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by the Plan and the then-outstanding Awards. Any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7(a), and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

(b)

It is intended that, unless otherwise determined by the Administrator, any adjustments contemplated by Section 7(a) be made in a manner that satisfies applicable legal, tax (including, without limitation and as applicable in the circumstances, Code Section 409A) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

(c)	Any adjustment under this Section 7 need not be the same for all persons or Awards.

8.

CHANGE OF CONTROL. Upon the occurrence of any Change of Control, any then outstanding Award automatically shall become vested or exercisable, as the case may be, with respect to a prorated portion of the number of Shares subject to such Award, determined as follows:

(a)

CLIFF-VESTING AWARDS. If the Award has one scheduled Vesting Date, the portion of the Award with respect to the following number of Shares shall vest upon the Change of Control: (i) the number of Shares subject to such Award, multiplied by (ii) a fraction (A) the numerator of which is the number of days elapsed from and including the date the Award was granted to the date of the Change of Control, and (B) the denominator is the number of days from and including the date of grant to and including the scheduled Vesting Date.

(b)

INSTALLMENT-VESTING AWARDS. If the Award has multiple scheduled Vesting Dates, the portion of the Award with respect to the following number of Shares shall vest upon the Change of Control: (i) the number of Shares subject to the portion of such Award that is scheduled to vest on the first Vesting Date that is scheduled to occur following the Change of Control, multiplied by (ii) a fraction (A) the numerator of which is the number of days elapsed following and excluding the most recent Vesting Date prior to the Change of Control, and (B) the denominator is the number of days from and excluding such most recent Vesting Date to and including the first Vesting Date that is scheduled to occur following the Change of Control.

9. DESIGNATION	OF BENEFICIARY.

(a)

BENEFICIARY DESIGNATIONS. Each Non-Employee Director may designate a Beneficiary to exercise an Option or receive settlement of an Award upon the Non-Employee Director’s death by executing a Beneficiary Designation Form and delivering it to the Administrator.

(b)

CHANGE OF BENEFICIARY DESIGNATION. A Non-Employee Director may change an earlier Beneficiary designation by executing a later Beneficiary Designation Form and delivering it to the Administrator. The execution of a Beneficiary Designation Form and its receipt by the Administrator shall revoke and rescind any prior Beneficiary Designation Form.

10. TERMINATION	AND AMENDMENT OF THE PLAN.

(a)	TERMINATION. Unless earlier terminated by the Board, the Plan shall terminate on November 12, 2027. Following such date, no further grants of Awards shall be made pursuant to the Plan.

(b)

GENERAL POWER OF BOARD. Notwithstanding anything herein to the contrary, the Board may at any time and from time to time terminate, modify, suspend or amend the Plan in whole or in part (including amend the Plan at any time and from time to time, without shareholder approval, to prospectively change the value and relative mixture of Restricted Stock Units and Options subject to Awards granted to Non-Employee Directors on the date of each Annual Meeting or upon becoming a Non-Employee Director and the methodology for determining the number of Shares to be subject to such Awards, each within the Share Limit and the individual limit set forth in Section 3, and the other terms and conditions applicable to such Awards) or, subject to Sections 10(c) and 10(d), amend the terms of any outstanding Award; provided, however, that no such termination, modification, suspension or amendment shall be effective without shareholder approval if such approval is required to comply with any applicable law or stock exchange rule; and provided further that the Board may not, without shareholder approval, increase the maximum number of Shares issuable under the Plan except as provided in Section 7. For avoidance of doubt, the Board may, without shareholder approval, provide on a prospective basis for grants under the Plan to consist of Options only, Restricted Stock Units only, or a combination of Options and Restricted Stock Units on such terms and conditions, subject to the Share Limit and the other express limits of the Plan, as may be established by the Board.

(c)

WHEN NON-EMPLOYEE DIRECTORS’ CONSENTS REQUIRED. The Board may not alter, amend, suspend or terminate the Plan, or amend the terms of any outstanding Award, without the consent of any Non-Employee Director to the extent that such action would adversely affect his or her rights with respect to Awards that have previously been granted, except to the extent such action is necessary to comply with applicable law or stock exchange listing rules or accounting rules.

(d)

NO REPRICING. In no case (except due to an adjustment contemplated by Section 7 or any repricing that may be approved by shareholders) shall any action be taken with respect to the Plan or any Option hereunder that would constitute a repricing (by amendment, substitution, cancellation and regrant, exchange or other means, including any action that is treated as a repricing under U.S. generally accepted accounting principles) of the per Share exercise price of any Option.

11. MISCELLANEOUS.

(a)

NO RIGHT TO NOMINATION. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any of its members for reelection by the Company’s shareholders, nor confer upon any Non-Employee Director the right to remain a member of the Board for any period of time, or at any particular rate of compensation.

(b)

REGULATORY REQUIREMENTS. The Administrator may require each Non-Employee Director or any other person purchasing or acquiring Shares pursuant to the Plan to agree with the Company in writing that such Non-Employee Director is acquiring the Shares for investment and not with a view to the distribution thereof or provide such other assurances and representations to the Company as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements. Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission or any exchange upon which the Common Stock is then listed, and any applicable federal or state securities law. No Shares shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws.

(c)	EXPENSES. The costs and expenses of administering the Plan shall be borne by the Company.

(d)

APPLICABLE LAW. Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of California without giving effect to conflicts of law principles.

(e)	SEVERABILITY. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of the Plan shall continue in effect.

(f)

SECTION HEADINGS; INTERPRETATION. Captions and headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(g)

AUTHORITY OF THE COMPANY AND SHAREHOLDERS. The existence of the Plan shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or business of the Company or any Subsidiary, (ii) any merger, amalgamation, consolidation or change in the ownership of the Company or any Subsidiary, (iii) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Company or any Subsidiary, (iv) any dissolution or liquidation of the Company or any Subsidiary, (v) any sale or transfer of all or any part of the assets or business of the Company or any Subsidiary, (vi) the payment at the discretion of the Board of any type or form of compensation to Non-Employee Directors that may be made at law and without contravention of any requirement of the principal exchange upon which the Shares are traded, or (vii) any other corporate act or proceeding by the Company or any Subsidiary, whether of a similar character or otherwise. No Non-Employee Director, beneficiary or other person shall have any claim under any Award or Award Agreement against any member of the Board or the Company, or any employees, officers or agents of the Company or any Subsidiary, as a result of any such action.

12. DEFINITIONS.	Capitalized words not otherwise defined in the Plan have the meanings set forth below:

“ADMINISTRATOR” means the Board. The Board may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or any of its Subsidiaries or to third parties.

“ANNUAL MEETING” means the first annual meeting of the Company’s shareholders at which members of the Board are elected following the applicable fiscal year of the Company or the applicable date, as the context may require. By way of example, the Annual Meeting following the Company’s 2016 fiscal year occurred on February 28, 2017.

“AWARD” means an award of Options or Restricted Stock Units under the Plan.

“AWARD AGREEMENT” means any agreement that evidences an Award granted under the Plan. Award Agreements shall consist of either (1) a written award agreement in a form approved by the Administrator, or (2) an electronic notice of award grant in a form approved by the Administrator and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking award grants under the Plan generally, as the Administrator may provide and, in each case and if required by the Administrator, executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Administrator may require.

“BENEFICIARY” means an individual or entity designated by a Non-Employee Director on a Beneficiary Designation Form to exercise Options or receive settlement of Awards in the event of the Non-Employee Director’s death; provided, however, that, if no such individual or entity is designated or if no such designated individual is alive at the time of the Non-Employee Director’s death, Beneficiary shall mean the Non-Employee Director’s estate.

“BENEFICIARY DESIGNATION FORM” means a document, in a form approved by the Administrator to be used by Non-Employee Directors to name their respective Beneficiaries. No Beneficiary Designation Form shall be effective unless it is signed by the Non-Employee Director and received by the Administrator prior to the date of death of the Non-Employee Director.

“BOARD” means the Board of Directors of the Company.

“CHANGE OF CONTROL” means the occurrence of any one or more of the following events:

(i)

An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (an “Acquirer”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (1) the then outstanding Shares (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (4) any acquisition by any entity pursuant to a transaction that complies with clauses (1), (2) and (3) of subsection (iii) of this definition;

(ii)

A change in the composition of the Board such that the individuals who, as of February 13, 2018, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that, for purposes of this subsection (ii), any individual who becomes a member of the Board subsequent to February 13, 2018 whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered members of the Incumbent Board; provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an Acquirer other than the Board shall not be considered a member of the Incumbent Board;

(iii)

The consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its Subsidiaries or sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its Subsidiaries (a “Business Combination”), in each case, unless, following such Business Combination (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock (or, for a noncorporate entity, equivalent securities) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or, for a noncorporate entity, equivalent securities), as the case may be, of the entity resulting from such Business Combination (including an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Acquirer (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock (or, for a noncorporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors (or, for a noncorporate entity, equivalent body or committee) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)	The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

“CODE” means the Internal Revenue Code of 1986, as amended, and the applicable rules and regulations promulgated thereunder.

“COMMON STOCK” means the common stock of the Company or any other class of securities of the Company or any successor in interest thereto to which any award under the Plan relates by reason of an adjustment under Section 7.

“COMPANY” means Apple Inc., a California corporation, or any successor to substantially all of its business.

“EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations promulgated thereunder.

“FAIR MARKET VALUE” means, unless otherwise determined or provided by the Administrator in the circumstances, the last price (in regular trading) for a Share on the Nasdaq Stock Market (the “Market”) for the date in question or, if no sales of Shares were reported on the Market on that date, the last price (in regular trading) for a Share on the Market for the next preceding day on which sales of Shares were reported on the Market. The Administrator may, however, provide with respect to one or more Awards that the Fair Market Value shall equal the last price for a Share on the Market on the last trading day preceding the date in question or the average of the high and low trading prices of a Share on the Market for the date in question or the most recent trading day. If Shares are no longer listed or are no longer actively traded on the Market as of the applicable date, the Fair Market Value of a Share shall be the value as reasonably determined by the Administrator for purposes of the Award in the circumstances. The Administrator also may adopt a different methodology for determining Fair Market Value with respect to one or more Awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular Awards (for example, and without limitation, the Administrator may provide that Fair Market Value for purposes of one or more Awards shall be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

“NET EXERCISED” shall mean the exercise of an Option or any portion thereof by the delivery to the person exercising such Option of the greatest number of whole Shares having a Fair Market Value on the date of exercise not in excess of the difference between the aggregate Fair Market Value of the Shares subject to the Option (or the portion of such Option then being exercised) and the aggregate exercise price for all such Shares under the Option (or the portion thereof then being exercised), with any fractional share that would result from such equation to be payable in cash.

“NON-EMPLOYEE DIRECTOR” means a member of the Board who is not an employee of the Company or any of its Subsidiaries.

“OPTION” means an option to purchase Shares awarded to a Non-Employee Director under the Plan.

“RESTRICTED STOCK UNIT” means a bookkeeping entry representing the equivalent of one Share, subject to the terms and conditions hereof, and represents an unfunded and unsecured obligation of the Company.

“SHARE” means one share of Common Stock.

“SUBSIDIARY” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. An entity that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

“VESTING DATE” means, with respect to a particular Award, the date on which the Award vests in whole or in part.

“VOTING SECURITIES” means, with respect to any corporation, securities of such corporation that are entitled to vote generally in the election of directors of such corporation.